As filed with the Securities and Exchange Commission on June 30, 2014
Registration No.  333-193821

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

Post-Effective Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

1847 HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	5900	38-3922937
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

590 Madison Avenue, 18th Floor
New York, NY 10022
(212) 521-4052
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, DE  19801
(800) 677-3394
(Names, addresses and telephone numbers of agents for service)

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

The registration fee was previously calculated and paid in connection with the initial filing of the Registration Statement on February 7, 2014.

This post-effective amendment will become effective on such date as the Commission may determine under Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-1 (No. 333-193821) filed on February 7, 2014 (the “Registration Statement”), as amended, of 1847 Holdings LLC (the “Registrant”).

This Post-Effective Amendment No. 1 to the Registration Statement is being filed to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 1, all the remaining unsold shares registered pursuant to the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, and Rule 478 thereunder, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, NY on the 30th day of June, 2014.

1847 HOLDINGS LLC

By:	/s/ Ellery W. Roberts
Ellery W. Roberts Chief Executive Officer, Chairman and Chief Financial Officer Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities indicated on the 30th day of June, 2014.

Signature	Title

/s/ Ellery W. Roberts	Chief Executive Officer, Chairman, Chief Financial Officer, and Principal Accounting Officer
Ellery W. Roberts

*	Director
Paul Froning

*	Director
Robert D. Barry

By:	/s/ Ellery W. Roberts
Ellery W. Roberts Attorney-In-Fact

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